SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 27, 2001

                             ALLION HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        0-17821              11-2962027
           --------                       -------               ----------
(State or other jurisdiction       (Commission File Number)    (IRS Employer
        of incorporation)                                    Identification No.)

33 WALT WHITMAN ROAD, SUITE 200A, HUNTINGTON STATION, N.Y.              11746
----------------------------------------------------------              -----
                 (Address of principal executive office)             (Zip Code)

               Registrant's telephone number, including area code:
                                  631-547-6520


               Former name or former address: THE CARE GROUP, INC.


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Item 2.              ACQUISITION OR DISPOSITION OF ASSETS

                  Allion Healthcare, Inc., a Delaware corporation (the "Registrant"), acquired substantially all of the assets, other than cash on hand, accounts receivable and certain other assets of Prescripticare, L.L.C., a Kansas limited liability company (the "Seller"). Prior to the acquisition, the Seller operated a retail pharmacy business in New York.

                  The acquisition was consummated on July 27, 2001 pursuant to the Assets Purchase Agreement, dated July 27, 2001, between the Registrant and the Seller, a copy of which is attached hereto as Exhibit 10.1

                  The Registrant paid $900,000 for the purchased assets, $600,000 of which was payable at the closing and the remainder of which is payable in $100,000 installments each month for three months following the closing. The initial portion of the purchase price is being held in escrow pending delivery by the Seller to the Registrant of certain UCC-1 termination notices. A portion of the purchase price is also being held to secure the obligation of the Seller to remit to the Registrant any payment received by the Seller that relate to the purchased assets. The Registrant was able to pay for the acquisition with available cash on hand.



Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                     The financial statements for the business acquired and pro forma financial statements will be included in an amendment to this Current Report on Form 8-K, which amendment will be filed within 60 days of the date on which the Current Report on Form 8-K was required to be filed.

           Exhibit 10.1 Asset Purchase Agreement, dated July 27, 2001, between Allion Healthcare, Inc. and Prescripticare, L.L.C.



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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Allion Healthcare, Inc.
                                               (the Registrant)


Dated:  August 10, 2001                        By:/S/ MICHAEL P. MORAN
                                                  -----------------------
                                                  Michael P. Moran
                                                  President and Chief
                                                     Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NUMBER       DESCRIPTION

           10.1 Asset Purchase Agreement, dated July 27, 2001, between Allion Healthcare, Inc. and Prescripticare, L.L.C.










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